                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                 AUGUST 31, 1999



                        THE OFFICIAL INFORMATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




           DELAWARE                    1-10263               73-1341805
(STATE OR OTHER JURISDICTION OF      (COMMISSION          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)      FILE NUMBER)        IDENTIFICATION NO.)




250 West 57th Street, Suite 2421, New York, New York           10019
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 247-5160

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         As of August 31, 1999, The Official Information Company (the "Company"), through a subsidiary, acquired all of the capital stock of Records Search, Inc., a Florida corporation ("RSI"), pursuant to an Agreement for Stock Purchase dated as of August 31, 1999. The consideration paid by the Company to the stockholders of RSI was $9 million in cash and $3.780 million in the form of promissory notes (subject to adjustment for working capital and including the assumption of approximately $530,000 of indebtedness). The Company financed the acquisition out of existing working capital.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

         2.1 Agreement for Stock Purchase dated as of August 31, 1999 among Total Information Services, Inc., Records Search, Inc. and the stockholders thereof

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  September 13, 1999

                                    THE OFFICIAL INFORMATION COMPANY

                                    By /s/ Ian L.M. Thomas
                                      ----------------------------------------
                                       IAN L. M. THOMAS
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                                  EXECUTION COPY

                          AGREEMENT FOR STOCK PURCHASE


         This Agreement For Stock Purchase (the "Agreement") is made on August 31, 1999 (the "Closing Date") by and among Christopher M. Cavallo ("C. Cavallo"), Robin K. Cavallo ("R. Cavallo") (C. Cavallo and R. Cavallo, sometimes referred to as "Operating Stockholders"), Stefan A. Cavallo ("S.A. Cavallo") and Stephen J. Cavallo ("S.J. Cavallo") (S.A. Cavallo and S.J. Cavallo sometimes referred to as "Passive Stockholders") (C. Cavallo, R. Cavallo, S.A. Cavallo and S.J. Cavallo sometimes referred to individually as "Stockholder" or "Seller" and collectively as "Stockholders" or "Sellers"), on the one hand, and Total Information Services, Inc., an Oklahoma corporation ("Buyer"), with respect to the following facts:

         A. Sellers are the owners of all of the issued and outstanding shares of stock of all classes of Records Search, Inc., a Florida corporation ("RSI", "Company" or "Business");

         B. Buyer desires to purchase all of the issued and outstanding shares of stock of the Company from Sellers and Sellers desire to sell all such shares of stock to Buyer upon the terms and conditions hereinafter set forth.

         C. The Official Information Company, a Delaware corporation ("Parent"), is the sole shareholder of Buyer and desires that Buyer consummate the transactions contemplated herein and has agreed to be guarantor of certain obligations of Buyer in connection herewith.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Definitions.

         The following terms shall be defined as set forth below:

         1.1 The term "Accounts Receivable" shall mean all accounts receivable, trade receivables, notes receivable, future receivables and other receivables, which are payable as a result of goods sold or services provided (or which will be sold or provided), or goods or services billed, by Seller prior to the Closing.

         1.2 The term "Assets" means all of the tangible and intangible assets of the Company as of the Closing Date.

         1.3 The term "Assumed Liabilities" means (i) Company's obligations to provide Records Services to the Customers on the day following the Closing Date pursuant to the Customer Agreements, including obligations to provide services after the Closing Date which have been prepaid by Company's Customers but not including any obligations resulting from any default under such Customer Agreements prior to the Closing Date; (ii) all liabilities and obligations, including normal course trade payables to the extent specifically included in the Closing Date Balance Sheet or provided for in the WC Adjustment; and (iii) the executory portions of all (a) yellow pages advertising contracts for telephone numbers acquired by Buyer, and (b) other executory contracts (including real property leases) included on Schedule 4.2 or
Schedule 5.5.

         1.4 The term "Audited Financial Statements" shall mean the audited financial statements of the Company for the fiscal years ended December 31, 1996, 1997 and 1998, including the Balance Sheets at December 31, 1996, 1997 and 1998, the Statements of Income for the twelve months ended December 31, 1996, 1997 and 1998, and the Statement of Cash Flows for the years ended December 31, 1996, 1997 and 1998.

         1.5 The term "Closing Balance Sheet" means an internally prepared unaudited balance sheet for the Company as of the Closing Date.

         1.6 The term "Closing Date" means August 31, 1999 when the closing of the purchase and sale of the Stock is consummated (the "Closing"). The transfer of control and the responsibility of Company shall be effective as of 11:59:59 p.m. Eastern Time on the Closing Date.

         1.7 The term "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

         1.8 The term "Customer" means any person, business, corporation or other entity that has a Customer Account with the Company at any relevant time as set forth herein.

         1.9 The term "EBITDA" shall mean, for any period, the Company's operating income plus depreciation and amortization (as such terms are defined by GAAP). For the avoidance of doubt, excluded from EBITDA are interest expenses, income taxes, depreciation and amortization. Notwithstanding anything to the contrary, EBITDA shall exclude any Unapproved Chargebacks and the costs associated with this transaction.

         1.10 The term "EBITDA Shortfall" means $1.136 million minus the EBITDA of the Company for the year ended December 31, 2002. If the EBITDA of the Company for the year ended December 31, 2002 equals or exceeds $1.136 million, such amount shall be zero and there shall be no reduction to any Note therefor.

         1.11 The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.12 The term "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied with prior periods.

         1.13 The term "Governmental Entity" shall mean any governmental or regulatory authority or instrumentality, domestic or foreign, or any department or agency thereof, including without limitation, any court, administrative agency, commission or central banking authority.

         1.14 The term "Intellectual Property" shall mean all United States and foreign patents (including continuations, continuations-in-part, reissues and re-examinations thereof) and patent applications; registered and unregistered trade names, trademarks, service names and service marks (and applications for registration of the same) and all goodwill associated therewith; copyrights and copyright registrations (and applications for the same); trade secrets; computer data (including formulations and analyses), computer programs and software (in source code and object code form) and firmware and all related programming, user and systems documentation; inventions, processes and designs (whether or not patentable or reduced to practice); know-how and formulae; and all other intellectual property rights and assets.

         1.15 The term "Interim Financial Statements" shall mean the unaudited balance sheet as of July 31, 1999 and the related statement of income for the seven months ended July 31, 1999, which are set forth on SCHEDULE 1.15 and which have been prepared by the Company in accordance with GAAP applied on a consistent basis and using the same accounting policies and procedures used to prepare the Company's audited balance sheet as of December 31, 1998 and the related statement of income for the twelve months ended December 31, 1998, except for normal, occurring, year-end adjustments and except for footnotes (other than any footnotes required to describe any inconsistencies with GAAP or prior reporting period).

         1.16 The term "Law" shall mean any law (including common law), statute, rule, regulation or ordinance enacted, promulgated or imposed by any Governmental Entity.

         1.17 The term "Lien" shall mean any mortgage, deed of trust, lien, pledge, security interest, charge, option, right of refusal, easement, encroachment or other encumbrance.

         1.18 The term "Material Adverse Effect" shall mean an effect on the business, operations, liabilities, financial condition, prospects or results of operations of the Business or the Assets that is material and adverse.

         1.19 The term "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited liability partnership, limited liability company, trust, association or other entity.

         1.20 The term "Purchase Price Adjustment" shall mean any and all adjustments to the Purchase Price made pursuant to any term of this Agreement including without limitation those adjustments provided in Section 3.2. and
Section 7.

         1.21 The term "Second Look Date" means December 31, 2002.

         1.22 The term "Stock" means all of the issued and outstanding capital stock of the Company owned by any and all of the Sellers on the Closing Date representing 100% ownership of the Company.

         1.23 The term "Tax Return" shall mean any report, return, declaration or other information filing required to be supplied to a Governmental Entity in connection with any Taxes, including all exhibits, schedules and amendments thereto.

         1.24 The term "Taxes" shall mean all taxes, charges, fees, duties, levies or other assessments, including, but not limited to, income, alternative or add-on minimum, gross receipts, net proceeds, ad valorem, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, license, payroll, capital stock, disability, severance, employee's income withholding, unemployment and Social Security taxes, which are imposed by any Governmental Entity, and such term shall include any interest, penalties or additions to tax attributable thereto, whether disputed or not.

         1.25 The term "Transfer Taxes" shall mean all transfer, value added, recording, registration, stamp and similar taxes or fees imposed in connection with the transactions contemplated by this Agreement.

         1.26 The term "Unapproved Chargeback" means any charges or corporate allocations for services, overhead or products by Buyer, Parent or any affiliated company not expressly approved in writing by an Operating Stockholder, or to the extent on terms less favorable to Company than generally prevailing terms that can be obtained from unrelated third parties.

         1.27 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation", respectively. The use of the term "or" shall, unless the context explicitly contemplates otherwise, herein mean "and/or". Reference to any Person includes such Person's successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement. Reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such

Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles, Sections, clauses, Exhibits or Schedules shall refer to those portions of this Agreement, and any underscored references to a clause shall, unless otherwise identified, refer to the appropriate clause with the same Section in which such reference occurs. The use of the terms "hereunder," "hereof," "hereto" and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or cause of or Exhibit or Schedule to this Agreement.

         2. Agreement to Purchase and Sell Stock.

         2.1 Purchase of Stock.

         In reliance upon the warranties, representations and covenants of Sellers contained in this Agreement, and subject to the provisions in this Agreement, Buyer agrees to purchase all of the Stock from Sellers.

         2.2 Sale of Stock.

         In reliance on the warranties, representations and covenants of Buyer contained in this Agreement, and subject to the provisions in this Agreement, Sellers agree with Buyer to sell all of the Stock to Buyer free and clear of all Liens.

         2.3 Transfer of Stock.

         To effectuate the sale of the Stock hereunder, Sellers hereby deliver and transfer to Buyer full title to the Stock by delivering to Buyer certificates evidencing all of the Stock; such certificates shall, as and to the extent required by Buyer, be duly endorsed in blank or have duly executed blank stock powers attached, and shall be in proper form for transfer to Buyer.

         3. Purchase Price: Adjustments to Purchase Price: Payments; Deposits.

         In consideration of the sale of the Stock, the parties agree as follows:

         3.1 Purchase Price.

         The purchase price ("Purchase Price") for the sale of the Stock is $12,780,000, subject to adjustment pursuant to Section 3.2.

         3.2 Purchase Price Adjustments

         3.2.1 Working Capital and Debt Adjustment.

         (a) The Purchase Price shall be (i) increased by the amount by which the total current assets as of the Closing Date exceed the total current liabilities (including the current portion of long-term debt) of the Company as of the Closing Date or (ii) decreased by the amount by which the total current liabilities (including the current portion of long-term debt) as of the Closing Date exceed the total current assets of the Company as of the Closing Date. Such increase or decrease, as the case may be, referred to as the "Working Capital Adjustment". In addition, to the extent not included in the Working Capital Adjustment, the Purchase Price shall be reduced by the amount of long-term indebtedness for borrowed money as of the Closing Date (the "Long-Term Debt Adjustment").

         (b) Within sixty (60) days after the Closing Date, Buyer shall prepare and deliver to Sellers the Closing Date Balance Sheet and its calculations (the "Adjustment Schedule") of the Working Capital Adjustment ("Adjusted WC") and the Long-Term Debt Adjustment. The Adjustment Schedule shall be accompanied by a certificate signed by the President and the Chief Financial Officer of Buyer setting forth that the schedule and adjustments have been prepared in accordance with GAAP applied on a consistent basis and using the same accounting policies and procedures used to prepare Seller's audited balance sheet as of December 31, 1998 and the related statement of income for the twelve months ended December 31, 1998. The Closing Date Balance Sheet shall provide an accrual for unpaid Taxes resulting from the change on the Closing Date from cash basis to an accrual basis tax treatment. Notwithstanding anything to the contrary, there shall be no WC Adjustment for capital expenditures (not to exceed $60,000) made by the Company during August 1999 with respect to software and hardware for Internet-enabled connectivity. In addition, the parties agree that the costs of this transactions shall not be included (either positively or negatively) on the Closing Date Balance Sheet and, therefore, will not impact the calculation of the Adjusted WC.

         (c) Promptly following the delivery of the Adjustment Schedule (if not disputed pursuant to Section 3.2.6) or if disputed, promptly following the resolution of such dispute, the principal amount of the Notes shall be increased or decreased, as the case may be, by the amount of the Adjusted WC and the amount of the Long-Term Debt Adjustment.

         3.2.2 1999 EBITDA Adjustment

         (a) Within ninety (90) days after December 31, 1999, Buyer shall prepare and deliver to Sellers at Buyer's expense a schedule, certified by the President and Chief Financial Officer of Buyer, showing EBITDA of the Company for the year ended December 31, 1999 ("1999 EBITDA"), which schedule shall be prepared by Buyer in accordance with GAAP applied on a consistent basis and using the same accounting policies and procedures used to prepare the Company's audited balance sheet as of December 31, 1998 and the related statement of income for the twelve months ended December 31, 1998; provided that, notwithstanding anything to the contrary, EBITDA calculations for purposes of determining any Shortfall shall not include any costs incurred in connection with this transaction.

         If the 1999 EBITDA is less than $1.136 million, then the Purchase Price shall be reduced by the product of (i) such shortfall multiplied by (ii) eleven (such amount being the "1999 EBITDA Adjustment"). If the 1999 EBITDA is equal to or exceeds $1.136 million, there shall be no adjustment to the Purchase Price pursuant to this Section 3.2.2. Any EBITDA Adjustment shall be paid to Buyer as an offset to Buyer's obligations to the Stockholders under the Notes (as hereinafter defined).

         (b) If the Purchase Price is reduced pursuant to Section 3.2.2(a), within ninety (90) days after December 31, 2000, Buyer shall prepare and deliver to Sellers at Buyer's expense a schedule, certified by the President and Chief Financial Officer of Buyer, showing EBITDA of the Company for the year ended December 31, 2000 ("2000 EBITDA"), which schedule shall be prepared by Buyer in accordance with GAAP applied on a consistent basis and using the same accounting policies and procedures used to prepare the Company's audited balance sheet as of December 31, 1999 and the related statement of income for the twelve months ended December 31, 1999.

         If the 2000 EBITDA exceeds $1.136 million, then the Purchase Price shall be increased by the product of (i) such excess multiplied by (ii) 5.5 (such amount being the "2000 EBITDA Adjustment"); provided, that in no event shall the 2000 EBITDA Adjustment exceed the 1999 EBITDA Adjustment. If the 1999 EBITDA is less than $1.136 million, there shall be no adjustment to the Purchase Price pursuant to this Section 3.2.2(b). Any 2000 EBITDA Adjustment shall be paid to Sellers as an increase to Buyer's obligations to the Stockholders under the Notes.

         3.2.3    EBITDA Shortfall.

         Within ninety (90) days after the Second Look Date, Buyer shall compute the EBITDA Shortfall and deliver to Sellers a schedule (the "DP Adjustment Schedule") setting forth the EBITDA Shortfall and the resulting proposed adjusted amount of the Deferred Payment, if any. The DP Adjustment Schedule shall be accompanied by a certificate signed by the President and Chief Financial Officer of Buyer setting forth that the schedule and adjustments have been prepared in accordance with the terms and provisions of this Agreement.

         The Purchase Price shall be reduced, dollar for dollar, by the product of (i) the EBITDA Shortfall multiplied by (ii) eleven (11), together with interest on such amount from the Closing Date to the date of payment, at an annual rate of interest equal to 7.25% (such amount being the "2002 EBITDA Shortfall"). Any 2002 EBITDA Shortfall shall be paid to Buyer as an offset to Buyer's obligations to the Stockholders under the Notes. Notwithstanding the foregoing, if the Notes are insufficient to satisfy such purchase price adjustment (together with interest thereof), Sellers shall satisfy such deficiency by wire transfer of immediately available funds to an account designated by Buyer within ten (10) business days of the delivery of the Adjustment Schedule if not disputed pursuant to Section 3.2.6 or within ten (10) business days of resolution if disputed.

         3.2.4 Exceptions to EBITDA Shortfall.

         In the event that Buyer or Parent, or any person or entity working for or on their behalf, shall make any change in the Company's business or operation of the Company's business, which change is objected to in writing by both of the Operating Stockholders within 30 days of such change, including without limitation, changes in accounting methods or procedures, transfers or assignment of assets or Customers (other than in the ordinary course of business), changes in insurance coverage, unit increases in costs incurred by Company on the Closing Date for products or services (e.g., insurances, accounting services, records checks, etc.) except to the extent such reflect increases in costs of products and services occurring generally in the trade and such costs for such products and services are competitive, then the effect of any such change (whether positive or negative) shall be excluded from the calculation of EBITDA for purposes of Sections 3.2.2 and 3.2.3.

         3.2.5 Apportionment of Purchase Price Adjustment.

         Any adjustment to the Purchase Price shall be made to the Purchase Price and Deferred Payment due each Seller in proportion to each of the Sellers' percentage of Stock in the Company being sold hereunder. Except as otherwise provided herein, any adjustment made to the Deferred Payment shall be made in the first instance to the second principal installment and, thereafter, equally to the first (to the extent not paid) and last principal installment.

         3.2.6 Sellers' Review, Resolution of Purchase Price and Adjustment Disputes.

         (a) Sellers or their representatives shall have the right to review originals and make copies of such books and records and other documents or information which are reasonably necessary in order to verify Buyer's calculation of the adjustments to the Adjusted Purchase Price, Adjusted WC, the Long-Term Debt Adjustment and the Deferred Payment Adjustment and Buyer's determination of the final Purchase Price (collectively the "Buyer's Adjustments"). If any Seller contests or objects to the Buyer's Adjustments said Seller shall notify Buyer of such contest or objection within sixty (60) business days of receipt of both the WC Adjustment Schedule and the DP Adjustment Schedule. Buyer and Sellers shall use their best efforts and good faith to settle any disputes regarding the Buyer's Adjustments as expeditiously as possible. If any Sellers' objections are not resolved by the good faith efforts of the parties, the matter shall be referred to the Certified Public Accountants of Sellers and Buyer, who shall jointly review Buyer's calculations and determine the correct amounts of the final Purchase Price, which determination shall be final and binding on the parties. If the accountants can not so agree, they shall appoint a nationally recognized independent accounting firm to make such determination, which determination shall be final and binding on the parties. Such determination shall be delivered to the parties within thirty (30) days from the date of its submission to the accountants.

         (b) The fees of any such third accounting firm shall be apportioned by the

Accounting Firm based upon the degree to which each party's claims were unsuccessful and shall be paid by the parties in accordance with such determination. For example, if pursuant to this Section 3.2.6, Sellers submitted an objection affecting the Purchase Price in an amount of $100,000 and prevailed as to $45,000 of the amount, then Sellers would bear 55% and Buyer would bear 45% of the fees and expenses of such Accounting Firm.

         3.3 Payment Terms.

         The Closing Purchase Price is payable as follows:

         3.3.1 Closing Payment.

         (i) At the Closing, NINE MILLION ($9,000,000) DOLLARS shall be paid to Sellers by wire transfer in accordance with the instructions set forth on
SCHEDULE 3.3.1(I) as follows:


Stockholder                  No. of Shares     Certificate No.   Payment Amount
-----------                  -------------     ---------------   --------------
C. Cavallo and R. Cavallo        300                003           $5.4 million
S.A. Cavallo                     100                004            1.8 million
S.J. Cavallo                     100                004            1.8 million
                                                                  ------------

Total                                                             $9.0 million


         (ii) The balance (the "Deferred Payment") shall be evidenced by three non negotiable promissory notes (the "Notes") delivered by Buyer and Parent as follows:


                Stockholder                        Principal Amount
                -----------                        ----------------
         C. Cavallo and R. Cavallo                  $2.268 million
         S.A. Cavallo                                 .756 million
         S. J. Cavallo                                .756 million
                                                    --------------
         Total                                      $3.780 million


         (iii) The form of the Notes is set forth on SCHEDULE 3.3.1.(III). The Notes shall bear interest at 7.25% per annum. The Notes shall be guaranteed by Parent pursuant to a guarantee in the form of SCHEDULE 3.3.1(III)(A). All adjustments to the Deferred Payment as may be required pursuant to this Article 3 shall be evidenced by an allonge to the Notes, which shall be executed by Buyer, Parent and Sellers. As more fully set forth in the Notes, for the purpose of calculating interest on the Deferred Payment and due under the Notes, adjustments to the

Deferred Payment and Notes arising out of Section 3.2.1 shall relate back to the Closing Date; and adjustments to the Deferred Payment and Notes arising out of
Section 3.2.3 shall relate back to the Second Look Date.

         3.3.2 Sale of Buyer to Third Party.

         As more fully set forth in the Notes, if a controlling interest in the Company or Buyer is sold or Buyer or the Company sell, in bulk, the Assets to a third party (a "Change of Control") prior to December 31, 2002, then the provisions of Section 3.2.3 shall no longer apply. In addition, (a) if such Change of Control shall occur prior to December 31, 1999, for purposes of
Section 3.2.2(a), the 1999 EBITDA shall be deemed to be $1.136 million and (ii) if such Change of Control shall occur after December 31, 1999 but prior to December 31, 2000 and the Purchase Price was adjusted pursuant to Section 3.2.2(a), then for purposes of Section 3.2.2(b) the 2000 EBITDA Adjustment shall be deemed to equal the amount of the 1999 EBITDA Adjustment.

         3.3.3 Change In Operation; Stockholders' Status

         As more fully set forth in the Notes, (i) if the duties, authorities, terms or conditions of employment of either Operating Stockholder is changed (other than expressly provided in the Employment Agreements or as otherwise agreed by such Operating Stockholder) by Buyer, Parent or anyone acting for or on their behalf; (ii) if either Operating Stockholder's employment is terminated pursuant to Section 7.03 or 7.04 of such Operating Stockholder's Employment Agreement or (iii) if Buyer terminates Stephen Bodnar or Albert Bueno other than for cause (as defined in Section 7.01 of the Employment Agreements) (each a "Change of Status") prior to December 31, 2002, then the provisions of Section
3.2.3 shall no longer apply. In addition, (a) if such Change of Status shall occur on or prior to December 31, 1999, for purposes of Section 3.2.2(a) , the 1999 EBITDA shall be deemed to be $1.136 million and (ii) if such Change of Status shall occur after December 31, 1999 but on or prior to December 31, 2000 and the Purchase Price was adjusted pursuant to Section 3.2.2(a), then for purposes of Section 3.2.2(b) the 2000 EBITDA Adjustment shall be deemed to equal the amount of the 1999 EBITDA Adjustment. In the event that either Operating Stockholder's employment is terminated pursuant to Section 7.01(c) or (d) of such Operating Stockholder's Employment Agreement, such termination shall be treated as a Change of Status for purposes of this Section 3.3.3 until a mutually agreed resolution with such Operating Stockholder or a final and binding determination of whether such termination was in accordance with the terms of such Operating Stockholder's Employment Agreement. However, if it is determined that such termination was permitted in accordance with such provisions of such Operating Stockholder's Employment Agreement, then the provisions of this Section 3.3.3 shall not apply with respect to such termination and any amounts paid to the Sellers pursuant to Section 3.2 that would not have paid had the provisions of Section 3.3.3 not been applicable shall be repaid to Buyer within ten (10) days following such final and binding determination or mutually agreed resolution.

         3.3.4 Bankruptcy of Company, Buyer or Parent.

         As more fully set forth in the Notes, if Company, Buyer or Parent files a petition in bankruptcy, or such a petition is filed against Buyer or Parent which is not dismissed within one hundred twenty (120) days, or Buyer or Parent is adjudicated as bankrupt under the laws of any jurisdiction of the United States, then the Notes, shall, subject to applicable law, be immediately due and payable in full.

         3.4 Transfer Taxes.

         The Transfer Taxes, if any, concerning the transfer of the Shares shall be payable by Sellers.

         3.5 Allocation of Consideration. The Purchase Price shall be allocated in accordance with Section 1060 of the Code among the Stock and the non-competition covenants set forth in Section 9.3 as set forth on SCHEDULE 3.5. Following the Closing, Buyer and Sellers and their respective affiliates in connection with their respective U.S. federal, state and local income Tax Returns and other filings (including Internal Revenue Service Form 8594) shall not take any position inconsistent with such allocation. Any adjustment to the Purchase Price shall be allocated as provided by Temp. Treas. Reg. ss. 1.1060-1T(f).

         4. Schedules and Adjustments Delivered at Execution Date and Closing Date.

         In addition to other schedules specified herein, the parties shall prepare and deliver herewith on the Closing Date the following schedules and agreements:

         4.1 Customer Accounts.

         A schedule setting forth the Customer Accounts of the Company as of the date of Closing Date.

         4.2 Asset List.

         A schedule of all of the tangible and intangible Assets (other than the Customer Accounts) of the Company as of the Closing Date, with the exception of immaterial assets (which have no more than a fair market value of $5,000.)

         4.3 Assumed Liabilities.

         A schedule of the Assumed Liabilities.

         4.4 Notes.

         Buyer shall deliver to Sellers the executed Notes substantially in the form set forth in SCHEDULE 3.3.1(III).

         4.5 Guaranty Agreement.

         Parent shall deliver to Sellers an executed Guaranty Agreement substantially in form set forth in SCHEDULE 3.3.1(III)(A).

         4.6 Employment Agreements.

         Buyer on the one hand, and C. Cavallo and R. Cavallo on the other hand, shall exchange Employment Agreements substantially in the form set forth in
SCHEDULE 4.6.

         4.7 Audited Financial Statements.

         Seller shall deliver to Buyer audited financial statement of the Company for the fiscal years ended December 31, 1996, 1997 and 1998.

         4.8 Other Closing Documents.

         Sellers, Buyer and Parent shall deliver (a) all consents or approvals of any Person required for the consummation of the transactions contemplated hereby, including any consents required under any Agreements or Permits; (b) the written resignations of all directors and the Passive Stockholders in any capacity; (c) evidence of the release of all Liens on the assets of the Company and of all Liens on the Shares; provided that the form of such evidence is delivered to Buyer at least one (1) business day prior to the Closing Date and is in form and substance reasonably satisfactory to Buyer; and (d) such other documents, instruments, certificates and writings as reasonably may be requested by Buyer or Sellers at least three (3) business days prior to the Closing.

         5. Representation, Warranties and Agreements of Operating Stockholders.

         Except as otherwise set forth or described on SCHEDULE 5 ("Operating Stockholders' Disclosure Schedule") or any other schedule or exhibit attached hereto the Operating Stockholders, jointly and severally, agree, represent and warrant as follows and, with respect to Sections 5.2 and 5.4, each of the Stockholders, severally and not jointly, agree, represent and warrant as follows:

         5.1 Corporate Status of Companies.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all required corporate power, authority, qualification and approval to carry on the Business as now conducted by it and to own, lease and operate its properties and assets in each jurisdiction in which they are located. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the Company maintains an office or employees except where the failure to qualify would not have a Material Adverse Affect. Except as set forth on SCHEDULE 5.1, the Company does not have any subsidiaries, is not party to any partnership or joint venture and otherwise does not have any debt or equity interest in any Person.

         5.2 Outstanding Stock of the Companies.

         RSI's capital stock consists of one thousand authorized shares of common stock, no par value, of which five hundred shares have been issued to Sellers as follows:


                  Sellers                        Number of Shares
                  -------                        ----------------
         Christopher M. Cavallo and
         Robin K. Cavallo, JT                           300
         Stefan A. Cavallo                              100
         Stephen J. Cavallo                             100


         All of the issued and outstanding shares of Stock have been validly issued, fully paid and non-assessable. Each of the Sellers has good and valid title to the Stock with full lawful right, power, capacity and authority to sell, assign, transfer and deliver the Stock to Buyer pursuant to this Agreement and to consummate the transactions contemplated hereby. At the Closing, Buyer will receive good and valid title to the Stock, free and clear of all Liens. Sellers have no knowledge of any adverse claims of stock ownership. The Company has not authorized or issued any securities which are currently outstanding other than the Stock and no person, corporation, or other entity holds any option, warrant or right to purchase or otherwise acquire any shares of capital stock of Company. There are no outstanding contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock or other equity of the Company, any such convertible or exchangeable securities or any such options, warrants or rights or stock appreciation rights plans or other "phantom" stock plans.

         5.3 Corporate Documentation.

         Sellers' have furnished Buyer with a true and complete copy of the Company's articles of incorporation, as currently in effect, certified by the Secretary of the Company, true and complete copy of the Company's By-Laws as currently in effect, certified by the Secretary of Company, and a certificate of the Secretary of State of the Company's state of incorporation evidencing the good standing and valid existence of the Company under the laws of that state.

         5.4 Authorization of Sellers.

         This Agreement has been duly executed and delivered by Sellers and constitutes a valid obligation legally binding on Sellers and is enforceable against each Seller in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of this Agreement by Sellers and the consummation of the transactions contemplated hereby by Sellers: (i) does not conflict with, or result in a material breach, default, violation or loss of a material benefit under any material agreement, mortgage, lease, license or other instrument or obligation of Sellers or Company in connection with the operation of Company's business or any of the Assets; (ii) do not require the consent or permission of any person or governmental agency not obtained at or prior to Closing; and (iii) will not violate any material law, rule or regulation of any agency or governmental body to which Seller or the Company are subject and that is reasonably likely to have individually or in the aggregate have a material adverse effect on the transactions contemplated hereby.

         5.5 Assets.

         All of the Assets of the Company as of the Closing Date are included on the Asset List (SCHEDULE 4.2). The Assets constitute the only tangible and intangible operating assets used in the conduct of the Business of the Company as of the Closing. The Company has good and marketable title to all of the Owned Assets, and a valid and enforceable leasehold or like interest in all other Assets, free and clear of all security interests, Liens, claims, or encumbrances of any nature or kind whatsoever, except for the Assumed Liabilities or as set forth on SCHEDULE 5.5. No Seller or Seller affiliate owns any assets used in the Business or is entitled to any payments in respect of the use of any assets used in the Business. Except for fully depreciated, obsolete computer workstations, all of the Assets are in good working condition, normal wear and tear excepted, and are sufficient for the purposes for which they are used.

         5.6 Assumed Liabilities.

         The Company has no, and at the Closing will not, have any obligations, indebtedness or liabilities, contingent or otherwise, other than: (i) obligations of the Company to customers pursuant to Customer Agreements; (ii) those disclosed or adequately reserved for in the Closing Date Balance Sheets;
(iii) those expressly described or listed in the schedules hereto, and including those liabilities set forth in SCHEDULE 4.3; (iv) immaterial obligations, indebtedness or liabilities arising in the ordinary course of business and not required by GAAP to be recorded in financial statements or notes thereto, and which in the aggregate does not exceed $25,000 as to the Company.

         5.7 Financial Statements.

         (a) The Audited Financial Statements are true, correct and complete and present fairly the assets, liabilities and stockholders' equity; the results of operations; and cash flows of the Company at the dates thereof and for the periods then ended in accordance with GAAP.

         (b) The Interim Financial Statements have been prepared from the books and records of the Company, present fairly the assets, liabilities and stockholders' equity and the results of operations of the Company at the date thereof and for the period then ended, and have been prepared in accordance with GAAP consistently applied with the Audited Financial Statements, except for normal, recurring, year-end adjustments and except for footnotes (other than any footnotes required to describe any inconsistencies with GAAP or prior reporting periods).

         5.8 Leases and Agreements.

         5.8.1 Real Property and Personal Property Leases.

         SCHEDULE 5.8.1 lists all leases of real property which are used in the Business (the "Leased Real Estate"). Each agreement relating to the Lease Real Estate is a valid and binding agreement of the parties thereto, is in full force and effect and no other party is in default (with or without due notice or lapse of time or both) under any of the terms of any such agreement. The Company does not own any real property. There are no leases, subleases, licenses or other agreements granting to any person other than the Company any right to the possession, use, occupancy or enjoyment of the Leased Real Estate or any portion thereof. Except as set forth on SCHEDULE 5.8.1, the Company does not own or hold and is not obligated under or a party to any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of any of the Leased Real Estate or any portion thereof or interest therein. There is no pending, threatened or contemplated condemnation or similar proceeding affecting the Leased Real Estate or any part thereof or any sale or other disposition of the Leased Real Estate or any part thereof in lieu of condemnation.

         5.8.2 Other Agreements.

         SCHEDULE 5.8.2 sets forth a true, accurate and complete list as of the date hereof of all Contracts of the following types to which the Company is a party:

         (a) any contract with a Customer;

         (b) any contract of any kind with any director, officer or employee of Seller, including any contract of any kind with any Employee involving any post-termination commission, benefit or payment other than retirement benefits paid pursuant to a union, employee or employer sponsored benefit plan;

         (c) any contract with a sales representative, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any contract to act as one of the foregoing on behalf of any Person;

         (d) any contract involving any restrictions with respect to the geographical area of operations or scope or type of business of Seller; and

         (e) any other contract that requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $10,000.

         Seller has made available to Buyer a true and complete copy of all written Contracts and summaries of all oral Contracts.

         All of the contracts of the Company included among the Assets are in full force and effect, binding on the Company, and, to Sellers' best knowledge, binding on the other parties thereto, and there are no material defaults by the Company or, to Sellers' best knowledge, by any other party thereto, and no event has occurred (or failed to occur) that, with the passing of time or the giving of notice or both would constitute a material default under such lease. None of the contracts is subject to any restriction which prohibits the consummation of the transactions contemplated by this Agreement or the use thereof in the manner in which Company is now using the same.

         5.9 Intangibles.

         (a) Other than office word processing and similar software, SCHEDULE
5.9 lists all Intellectual Property and all agreements pursuant to which the Company is licensed or authorized by others to use any Intellectual Property or pursuant to which the Company licenses or authorizes others to use any Intellectual Property. The Company has the contractual right to use any Intellectual Property licensed from third parties, subject to the terms of the applicable Agreements and is the record owner of the patents, patent applications, trademark and copyright registrations and trademark and copyright applications free from Liens.

         (b) Except as set forth on SCHEDULE 5.9, during the three (3) years preceding the date of this Agreement, (i) no claim has been asserted or threatened against the Company to the effect that the operation of the Business or the making, using or selling of any product or service infringes upon or conflicts with the rights of any Person with respect to any patents, patent applications, trademarks, trade names, trade secrets, designs, inventions, or copyrights, (ii) no claim has been asserted by the Company against any Person that such Person has infringed any of the Intellectual Property; and (iii) no claim has been asserted or threatened (A) to the effect that any of the Intellectual Property is invalid or unenforceable or (B) otherwise related to any of the Intellectual Property.

         (c) Except as set forth in SCHEDULE 5.9, to Sellers' knowledge, no product or service sold by the Company or other activity of the Business infringes or conflicts with any intellectual property right of any Person; and the Company's use of the Company's trademarks in the conduct of the Business does not infringe any trademark, trade name or service mark of any Person.

         (d) The Intellectual Property which are registered trademarks are valid and in full force and effect.

         5.10 No Defaults.

         The Company is not in material default or to Sellers' best knowledge, alleged to be in default under any material agreement, license or obligation relating to the Assets or Assumed Liabilities. To the best knowledge of Sellers, except for delinquent payments by some of its customers, no other party to any such agreement, license, or obligation is in default thereunder and there exists no condition or event which, after notice or lapse of time or both, would constitute a material default by any other party to any such agreement, license or obligation.

         5.11 Licenses and Permits.

         Copies of all of the Company's licenses, permits or other governmental authorization (each a "Permit") are included in SCHEDULE 5.11. Since 1998 the Company has not received any notification of any violations in respect of any such licenses or permits of the Company, and no proceedings are pending or to Seller's best knowledge, threatened concerning the revocation or limitation of any such license or permit of the Company. Such permits are valid and in full force and effect.

         5.12 Environmental Compliance.

         The Company is not in violation, in any material respect, of any material federal, state or local law, rule, regulation or order governing environmental matters, including but not limited to discharge of materials into the environment, noise abatement and other similar matters. The Company does not own, lease or otherwise have any obligations with respect to or responsibility for any underground fuel storage tanks or facilities and have not and do not transport, store or use any hazardous substance in violation of any federal, state or local law, rule, regulation permit, order or other directive addressing environmental matters. For the purposes of this section "hazardous substances" shall mean (1) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes, "hazardous materials," "extremely hazardous waste," "restricted hazardous waste,"

"toxic pollutants," "toxic substances" or words of similar import under any applicable environmental law, (2) any oil, petroleum or petroleum products, (3) asbestos and asbestos containing materials in any form which is or could become friable, and (4) radon gas, urea formaldehyde foam insulation or polychlorinated biphenyls. The Company has not received notice nor taken any action or failed to take any action which action or failure will or would, in any way, preclude or prevent the Company from continuing to use the Assets after the Closing in substantially the same manner as theretofore used by the Company.

         5.13 Litigation.

         Except as listed on SCHEDULE 5.13, there are no claims, litigation, or proceedings pending or to Seller's best knowledge threatened against the Company, nor, to Sellers' best knowledge, is the Company subject to any government instituted investigations. Neither the Company nor any of the Sellers is a party to or is bound by any judgment, injunction, award or order of any Governmental Entity, arbitrator or any other Person which would bind the Buyer or the Company after the Closing Date. SCHEDULE 5.13 lists all actions, suits, claims, arbitrations, investigations or proceedings against or affecting the Company, the Business or any assets of the Company commenced or in existence within the last three (3) years, including the disposition thereof.

         5.14 Brokers.

         Sellers have not employed any broker, finder or agent or dealt with anyone purporting to act in such capacity or agreed to pay any brokerage fee, finder's fee, or commission in connection with the transactions contemplated by this Agreement.

         5.15 Insurance.

         The operations of the Company has been covered by policies of automobile liability insurance and commercial general liability insurance ("Liability Insurance"), which are in full force and effect as of the Closing. The Company and Sellers are not in default, and to Sellers' best knowledge, no event has occurred (or failed to occur) that, with the passing of time or the giving of notice or both would constitute a default by the Sellers or the Company under any such policy of insurance, or would entitle the insurer under such insurance to deny coverage of any claim against the Company. The Company has not, during the past five (5) years, been denied insurance coverage with respect to the Business, the assets, employees or operations of the Company, no such insurance has been canceled or not renewed by the applicable insurers and no such insurance contains any exclusions not standard in the industry.

         5.16 Absence of Certain Changes.

         Except as set forth on SCHEDULE 5.16, since December 31, 1998, (a) the Business has been conducted in the ordinary course consistent with past practices; (b) there has not been any occurrence, transaction or event which has resulted in or reasonably could result in a Material Adverse Effect; (c) the Company has not in any one case or in the aggregate suffered any material damage, material destruction or similar material loss to any of its assets (whether or not covered by insurance); (d) the Company has not incurred any strike or work stoppage; (e) the Company has not made any material forward purchase commitments with respect to the Business, except for purchase commitments in the ordinary course of business and consistent with the historical purchase commitment practices of the Business;
(f) the Company has not entered into any (i) employment, consulting or severance agreements; or (ii) other agreements, commitments or contracts of a nature required to be disclosed in Section 4.09, relating to the Business, except in the case of (ii), agreements, commitments or contracts made in the ordinary course of business consistent with past practice; (g) all transactions with affiliates has been at arms length and on terms no less favorable to the Company than the Company could secure in a similar transaction with an unaffiliated third party.

         5.17 Compliance with Laws.

         Except as set forth in SCHEDULE 5.17, (a)(i) the Business and all Leased Real Estate operated by the Company, have been in the past and currently are operated and conducted in compliance with all Laws (other than state Laws governing whether a company (y) is deemed to be doing business in such state or
(z) requires licensure as a private investigation company in such state) and
(ii) to the best of Sellers' knowledge, the Business and all Leased Real Estate operated by the Company, have been in the past and currently are operated and conducted in compliance with all state Laws governing whether a company (y) is deemed to be doing business in such state or (z) requires licensure as a private investigation company in such state; (b) the Company has all Permits required in connection with the ownership of its assets, and the use of the Leased Real Estate; and (c) during the past three (3) years no notice has been received by the Company and no investigation or review is pending or, to the knowledge of Sellers, threatened by any Governmental Entity with respect to (i) any alleged violation by the Company or any Seller of any Law in connection with the ownership of its assets, the use of the Leased Real Estate or the operation of the Business or (ii) any alleged failure to have all Permits required in connection with the ownership of its Assets, the use of the Leased Real Estate or the operation of the Business or any alleged defect or inadequacy with respect to any Permit held by Company.

         5.18 Books and Accounts. The books and accounts of the Business have been maintained in accordance with good business practice and accurately and fairly present all assets, liabilities and transactions of the Company in a manner consistent with such good business practice and in accordance with GAAP.

         5.19 Potential Conflicts of Interest.

         Except as set forth on SCHEDULE 5.19, none of the Sellers nor any officer or director of the Company and no relative or spouse (or relative of such spouse) of any Seller or any such officer or director:

         (a) owns, directly or indirectly, in whole or in part, any tangible property or any Intellectual Property that the Company uses in the conduct of the Business;

         (b) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of the Business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof, all of which are fully reserved for on the Closing Date Balance Sheet;

         (c) is the obligor for any debt or other obligation that is guaranteed by the Company or secured by the assets of the Company; or

         (d) owns, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), is an employee, officer, director or a consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Company.

         5.20 Account Receivable.

         Attached as SCHEDULE 5.20 is a true and complete aging report of the Company's Accounts Receivables as of the date set forth thereon. Except as set forth in SCHEDULE 5.20, Sellers have no knowledge of any customer who is reasonably likely not to pay within the historical payment patterns of such customer (but in no event more than 180 days), in an amount not less than the amounts shown on the Interim Financial Statements, less reserves for bad debts set forth therein. For the purpose of determining whether such receivables have been collected, payments against invoices by account debtors shall be attributable to the specific invoices against which payment is made, and payments by any account debtor other than against specific invoices shall be deemed to be payments with respect to the oldest outstanding invoice submitted to such account debtor.

         5.21 Computer Matters.

         SCHEDULE 5.21 sets forth a complete and accurate list of all software owned or licensed by the Company in connection with the Business and all related computer hardware used by the Company in connection with the Business. The Company has taken commercially reasonable action to ensure that all of the material software programs owned by the Company and to the knowledge of Sellers, all other material software used by the Company are year 2000 compliant such that attaining the year 2000 will not have a Material Adverse Effect.

         5.22 Proper Business Practices.

         Neither the Company nor, to the knowledge of Sellers, its officers, managers, employees, agents and representatives have, to obtain or retain business for the Company, directly or indirectly, offered, paid or promised to pay, or authorized the payment of any money or thing of value, or any commission payment to (i) any person who is an official, officer, agent, employee or representative of any governmental body or of any existing or prospective customer, (ii) any political party or official thereof, (iii) any candidate for political or political party office, or (iv) any other individual or entity while knowing or having reason to believe that all or any portion of such money or thing of value would be offered to any such person or entity referred to in clause (i), (ii) or (iii) above. Each transaction of the Business is properly and accurately recorded on the books and records of the Company in all material aspects.

         5.23 Relations with Customers.

         Except as disclosed on SCHEDULE 5.23, to the knowledge of Sellers, no supplier, sponsor or exhibitor intends to terminate or materially reduce its relationship with the Business in the future or as a result of the consummation of the transactions contemplated hereby.

         5.24 Certain Tax Matters.

         5.24.1 Except as set forth in SCHEDULE 5.24, the Company has timely filed or caused to be timely filed, and after the Closing Date, Sellers will timely file or cause to be timely filed, all Tax Returns (as defined below) required to be filed with respect to the Company and all predecessors for all periods ending on or before the Closing Date (the "Pre-Closing Periods") and for all matters or transactions which occurred during any Pre-Closing Periods") and for all matters or transactions which occurred during any Pre-Closing Periods. The financial and other information provided by Sellers to Buyer and its representatives with respect to Tax matters for periods prior to the Closing is true, correct and complete and does not contain any untrue statement of a material fact or omission to state a material fact. As soon as practicable after the Closing Date, Buyer shall prepare, at Sellers' request and expense and for Sellers' benefit, Tax Returns to be filed by Sellers (upon Sellers' review and approval) with respect to Pre-Closing Periods. Sellers shall comply with reasonable requests timely made by the Buyer with respect to all Tax Returns. All Tax Returns were or will be properly prepared, as the case may be, as required by applicable law. There are and will be no Liens for Taxes upon any of the assets of the Company. For purposes of this Agreement, "Tax Returns" shall mean all returns, declarations, reports, statements and other documents required to be filed with any Governmental Entity in respect of any Tax.

         5.24.2 None of the Sellers nor the Company has been made a party to any pending action or proceeding by any Governmental Entity for the assessment or collection of Taxes, nor has any claim for the assessment or collection of Taxes been asserted against Sellers or the

Company nor has any notice of a pending or threatened Tax investigation been given to any of the Sellers of the Company.

         5.24.3 No waivers of applicable statutes of limitation with respect to the Tax Returns have been given by or requested from the Company. SCHEDULE
5.24.3 sets forth (i) the taxable years of the Company to which the respective statutes of limitations with respect to any Tax have not expired, and (ii) with respect to such taxable years, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not been initiated.

         5.24.4 All material elections and consents with respect to any Tax affecting the Company as of the date hereof are as set forth on SCHEDULE 5.24.4.

         5.25 Benefit Plans, Employees and Labor Commitments.

         5.25.1 Except as set forth on SCHEDULE 5.25.1, the Company does not maintain, is not a party to, does not contribute to and is not obligated to maintain or contribute to or have any other liability with respect to any employee welfare benefit plan or any employee pension benefit plan (as such terms are defined in ERISA) or any other plan, contract, policy or arrangement, employment, consulting, severance or other similar contract or policy, or any other plan or arrangement providing for hospital, medical, life or other insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefit or for deferred compensation, profit-sharing, bonus, stock options, stock appreciation or other forms of incentive compensation or pension or welfare benefit (any of the foregoing shall be referred to as a "Benefit Plan"). Correct and complete copies of all contracts, plan documents, summary plan descriptions, governmental filings, policy statements, written communications and other written materials describing or governing all Benefit Plans and their related funding arrangements (if any) and the most recent actuarial valuation reports, if any, have been provided or made available by Sellers to Buyer. All contributions required to be made to any Benefit Plan pursuant to their terms and provisions and pursuant to applicable law have been made timely.

         5.25.2 All Benefit Plans have been administered in compliance with the governing documents and all applicable laws and regulations, and have not (and the Company has not) incurred any penalty, tax or other obligation which remains unpaid. There is no act or omission of any Seller or the Company which would constitute a "prohibited transaction" under ERISA or the Code.

         5.25.3 No Benefit Plan provides post-retirement medical, health or other welfare benefits to employees or former employees or their dependents or beneficiaries. The Company does not maintain, is not a party to, does not contribute to (and within the past five years, has not maintained, was not a party to, or contributed to) and is not obligated to maintain or contribute to any "multiemployer plan" (as defined in Section 4001
(a)(3) of ERISA) or any "multiemployer plan" (as defined in Section 413(d) of the Code).

         5.25.4 Except to the extent reserved for on the Closing Date Balance Sheet or as set forth on SCHEDULE 5.25.4, there are no actions, suits or claims pending or threatened against or with respect to any Benefit Plan or the assets thereof (or any legal basis therefor) which, as of the Closing Date, will not have been satisfied and which will be or become an obligation or liability of Buyer or the Company after the Closing Date.

         5.25.5 Except with respect to Benefit Plans referred to in subsection
5.25.6 below and except to the extent reserved for on the Closing Date Balance sheet, none of the Sellers nor the Company has any obligation or liability with respect to periods prior to the Closing Date under any Benefit Plan which, as of the Closing Date, will not have been satisfied and which will be or become an obligation or liability of Buyer or the Company after the Closing Date.

         5.25.6 There is no Benefit Plan which is a defined benefit pension plan (as defined in ERISA). There are no unfunded benefit obligations under any Benefit Plan, and there are no reserves under any Benefit Plan which is a "welfare benefit plan" under ERISA.

         5.25.7 Except as set forth on SCHEDULE 5.25.7, None of the Sellers nor the Company (i) is obligated by or subject to any collective bargaining agreement, agreement to follow any industry group's collective bargaining agreements, selection of a collective bargaining representative for employees, order of any labor board of administration, or any unfair labor practice decision, (ii) has received written notice of its being a party to any labor dispute or unfair labor practice proceedings with respect to claims of, or obligations to, the employees, (iii) has been the subject of any union attempts to organize any employees during the last five (5) years, or has experienced during the last five (5) years, or is now experiencing, any work stoppage or slowdown, (iv) has received written notice of any claim made by any employee of the Company within the past five (5) years (whether or not such claim was brought before any Governmental Entity) under Title VII or similar state law or
(v) except as set forth on SCHEDULE 5.25.8, has received within the past five
(5) years any "right to sue" letters with respect to any claim by any employee of the Company.

         5.25.8 SCHEDULE 5.25.8 contains a complete and accurate list of (1) all employees and regularly employed consultants of the Company; (2) each of their respective annual salaries, bonus eligibility or wages or, in the case of consultants, their consultancy fees; and (3) each of their respective accrued vacation and all other benefits and Benefit Plans to which they are entitled or in which they participate. The Persons listed on SCHEDULE 5.25.8 as consultants of the Company are independent contractors and not employees of the Company.

         5.25.9 Except with respect to the Bodnar/Bueno Agreements, as a result of the transactions contemplated hereby, no severance or "parachute payment" (as defined in Section 280G of the Code) will be payable and no other benefits or compensation will increase in time of payment or amount or vest or become due to any employee of the Company.

         5.25.10 The Company has no consulting or similar agreements with anyone other than as set forth on SCHEDULE 5.25.10. Except as set forth on SCHEDULE 5.25.10, the Company has no obligation or liability with respect to social security or any other social contribution or with respect to severance.

         5.26 No Material Misstatements.

         To Seller' best knowledge, no representation or warranty by Sellers contained in this Agreement, or in any exhibit or schedule attached hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         6. Representations. Warranties and Agreements of Buyer.

         Except as set forth on SCHEDULE 6 ("Buyer's Disclosure Schedule"), or any other schedule or exhibit hereto, Buyer represents and warrants as follows:

         6.1 Corporate Status of Buyer.

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, and is qualified as a foreign corporation to conduct business in each jurisdiction in which the nature of the business requires it to be qualified. Buyer has full corporate power and corporate authority to purchase and acquire the Stock as herein provided.

         6.2 Authorization of Buyer.

         This Agreement has been duly executed and delivered by Buyer, and constitutes a valid obligation legally binding on Buyer and is enforceable against Buyer in accordance with its terms; except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.

         6.3 Approval by Buyer Board.

         The Board of Directors of Buyer has approved, in accordance with its Certificate of Incorporation and By-Laws (i) the Agreement and the execution and delivery hereof by the Buyer, and (ii) the performance by Buyer of all of its respective obligations pursuant to this Agreement. Certified copies of Buyer's Board of Directors minutes authorizing the transactions contemplated by this Agreement have been delivered to Sellers.

         6.4 Compliance with Other Instruments.

         The execution and delivery of this Agreement by Buyer, and consummation of the transactions contemplated herein will not, either alone or with the giving of notice or passage of time, constitute a default of or violation of any material term of its Certificate of Incorporation or By-Laws, nor, to the best knowledge of the Buyer, of any material term or provision of any mortgage, indebtedness, or material agreement, judgement or decree applicable to the Buyer.

         6.5 Investment Intent.

         Buyer is acquiring the Stock for its own account and not with a view to any resale or distribution in violation of applicable securities law, although Buyer may, after the Closing, register or qualify the Stock for sale to the public in accordance with all applicable securities laws. Buyer is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended ("Securities Act"). Buyer acknowledges that the Stock has not been registered under the Securities Act or registered or qualified under the securities laws of any state and may not be offered, sold, pledged, hypothecated or otherwise transferred unless so registered or qualified or unless an exemption from the registration requirements under the Securities Act and any applicable state securities laws is available.

         6.6 Litigation Involving Buyer.

         Buyer is not engaged in any legal proceedings and there are no legal proceedings, government initiated proceedings, or claims of any kind pending or, to the best knowledge of the Buyer, threatened against Buyer relating to or potentially affecting their ability to perform their obligations in accordance with this Agreement.

         6.7 Brokers.

         Buyer will hold Sellers harmless and indemnify them from any liability for any broker's fee or finder's fee of anyone acting in, or purporting to act in, such capacity for Buyer in connection with the transactions contemplated by this Agreement.

         6.8 No Material Misstatements.

         To the best knowledge of Buyer, no representation or warranty by Buyer contained in this Agreement, or in any exhibit or schedule attached hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         7. Indemnification By Seller of Buyer and Shareholder.

                  7.1 Indemnification.

         Sellers covenant and agree that they will indemnify, defend and hold harmless Buyer from, for and against any loss, damage, liability or deficiency (including without limitation reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation or other proceeding) arising out of or resulting from, and, except as hereinafter limited, will pay Buyer on demand the full amount of any sum which Buyer may pay or become obligated to pay on account of, or reimburse Buyer for any loss suffered on account of:

         (a) any inaccuracy in any representation or the breach of any warranty made hereunder (as described in Article 5) by Sellers;

         (b) any federal, state, local or other tax of any nature imposed on the Company with respect to any period of time through the Closing Date, including, but not limited to, any penalty assessed against the Company, or any interest assessed on deficiencies but excluding any tax, penalty or interest included in the Assumed Liabilities;

         (c) any failure of Sellers to duly perform or observe any term, provision, covenant, agreement or condition to be performed or observed hereunder on the part of Sellers;

         (d) any undisclosed claim or liability arising out of or related to the litigation and claims, or written threats thereof, existing as of Closing Date;

         (e) any undisclosed claim or liability of the Companies to third parties of any nature arising out of any act performed or state of facts suffered to exist by the Company through the Closing Date, other than Assumed Liabilities; and

         (f) any claim of any employee of the Company or of any other person, with respect to any period of time prior to the Closing Date, arising out of or relating to any compensation due to an employee prior to the Closing Date, employee stock option, medical reimbursement plan, bonus, retirement, profit sharing, pension or other similar plan of the Company or the operation or termination of any such plan by the Company through the Closing Date, other than the Assumed Liabilities.

         Notwithstanding anything to the contrary, Sellers shall have no obligation to defend, indemnify or hold Buyer harmless for any breach, claim or failure covered by insurance carried by Buyer or Company (except to the extent of any deductibles and retrorated premiums for workers' compensation resulting from such claims) and in this regard Buyer on its behalf and on behalf of its insurers waive any and all rights of subrogation.

         In addition, Sellers will indemnify, defend and hold harmless Buyer from, for and against any costs and expenses (including reasonable attorneys' fees at trial and in any appeal) which it may suffer or incur in connection with enforcement of the indemnification obligation of Seller hereunder.

         Any claim for indemnification by Buyer pursuant to this Section 7.1 shall hereinafter be referred to as a "Buyer's Claim". Buyer shall be authorized to off-set against the Notes any amounts payable pursuant to this Section 7.1.

         7.2 Notice; Tendering Defense to Seller.

         If Buyer intends to seek indemnity under this Section 7.1, Buyer shall promptly notify Sellers in writing of such claims setting forth briefly the basis for and the amount of such claims, provided that the failure to provide such notice shall not affect the obligations of Sellers unless it is actually prejudiced thereby. In the event such claim involves a claim by a third party against the Buyer, Sellers shall have fifteen (15) days after receipt of such notice to decide whether they will undertake, conduct and control, through counsel of their own choosing and at their own expense the settlement or defense thereof, and if they so decide, Buyer shall cooperate with them in connection therewith, provided that Buyer may participate in such settlement or defense through counsel chose by it, and provided further that the fees and expenses of such Buyer's counsel shall be borne by the Buyer. Sellers shall not, without the written consent of the Buyer, settle or compromise any action. If Sellers do not notify the Buyer within fifteen (15) days after the receipt of the Buyer's notice of a claim of indemnity hereunder that they elect to undertake the defense thereof, Buyer shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. So long as Sellers are contesting any such claim in good faith, Buyer shall not pay or settle any such claim, unless such settlement includes as an unconditional term thereof the delivery by the claimant or plaintiff and by the Buyer to Sellers of duly executed written releases of Sellers from all liability in respect of such claim which written releases shall be reasonably satisfactory in form and substance to counsel for Sellers. Buyer shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to Section 7.2, including without limitation, by providing Sellers with reasonable access to employees and officers (including as witnesses) and other information. Notwithstanding the foregoing, the procedures of Section 9.6 shall apply with respect to any claim for indemnification relating to Taxes.

         7.3 Buyer's Claim Basket

         With the exception of Buyer's Claims (a) relating to adjustments of the Purchase Price, (b) involving fraud by Seller; or (c) involving Sellers' title to the stock or Company's title to the Asset, Sellers' obligations with respect to indemnity pursuant to this Article 7 shall be limited to the extent that the aggregate of such Buyer's Claims are greater than $10,000 ("Buyer's Claim Basket") except that any Buyer's Claims covered by Company's insurance net of any applicable deductible, retrorated premiums or premium adjustments resulting from such claims shall not be counted against such Buyer's Claim Basket.

         7.4 Survivability.

         In order for Buyer to be entitled to indemnification for a Buyer's Claim for any breach of representation or warranty as provided for in Section 7.1, a notice of a Buyer's Claim(s) must be submitted to Seller within eighteen
(18) months after the Closing Date except that the representations and warranties in Section 5.2 shall survive without limitation and the representations and warranties in Sections 5.23 and 5.24 shall survive until the expiration of the applicable statute of limitations (including all extensions) relating to any issue thereunder. All covenants and agreements of the parties contained in this Agreement shall survive the Closing according to their terms.

         7.5 Sole and Exclusive Remedy.

         After the Closing, the indemnification provided in this Article 7 shall be the sole and exclusive remedy of Buyer with respect to the matters described in this Article 7 without regard to whether such matter involves claims framed in contract, tort, equity or otherwise.

         8. Indemnification By Buyer and Shareholder of Seller

         8.1 Scope of Indemnification.

         Buyer covenants and agrees that it shall indemnify and hold harmless each and every Seller from, for and against any loss; damage, liability or deficiency (including without limitation reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation or other proceeding) arising out of or resulting from, and will pay each and every Seller on demand the full amount of any sum which any and every Seller may pay or become obligated to pay on account of, or reimburse each Seller for any loss suffered on account of:

         (a) any inaccuracy in any representation or the breach of any warranty made hereunder (as described in Article 6) by Buyer;

         (b) any failure of Buyer to duly perform or observe any term, provision, covenant, agreement or condition to be performed or observed hereunder on the part of Buyer, including, but not limited to, payment or satisfaction of any of the Assumed Liabilities;

         (c) any undisclosed claim or liability of the Company to employees or other third parties, including but not limited to any litigation or other action, of any nature arising out of any act performed, or state of facts suffered to exist by Buyer or the Company subsequent to the Closing Date; and

         (d) any undisclosed claim or liability of any nature in connection with the payment of any broker's fees, finder's fees or commission in connection with any broker, finder or agent or anyone dealt with by Buyer in connection herewith.

         Notwithstanding anything to the contrary, Buyer shall have no obligation to defend, indemnify or hold Sellers harmless for any breach, claim or failure covered by insurance carried by Sellers (except to the extent of any deductibles and retrorated premiums for workers' compensation resulting from such claims) and in this regard Sellers on their behalf and on behalf of its insurers waive any and all rights of subrogation.

         In addition, Buyer will indemnify, defend and hold harmless each and every Sellers from, for and against any costs and expenses (including reasonable attorneys' fees at trial and in any appeal) which it may suffer or incur in connection with enforcement of the indemnification obligation of Buyer hereunder.

         Any claim for indemnification by Seller pursuant to this Section 8.1 shall hereinafter be referred to as a "Sellers' Claim."

         8.2 Notice; Tendering Defense to Buyer.

                  If Sellers intend to seek indemnity under this Section 8.2, Sellers shall promptly notify Buyer, in writing, of such claims setting forth briefly the basis for and the amount of such claims, provided that the failure to provide such notice shall not affect the obligations of Buyer unless it is actually prejudiced thereby. In the event such claim involves a claim by a third party against the Sellers, Buyer shall have fifteen (15) days after receipt of such notice to decide whether they will undertake, conduct and control, through counsel of their own choosing and at their own expense the settlement or defense thereof, and if they so decide, Sellers shall cooperate with them in connection therewith, provided that Sellers may participate in such settlement or defense through counsel chose by it, and provided further that the fees and expenses of such Sellers' counsel shall be borne by the Sellers. Buyer shall not, without the written consent of the Sellers, settle or compromise any action. If Buyer does not notify the Sellers within fifteen (15) days after the receipt of the Sellers' notice of a claim of indemnity hereunder that they elect to undertake the defense thereof, Sellers shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. So long as Buyer is contesting any such claim in good faith, Sellers shall not pay or settle any such claim, unless such settlement includes as an unconditional term thereof the delivery by the claimant or plaintiff and by the Sellers to Buyer of duly executed written releases of Buyer from all liability in respect of such claim which written releases shall be reasonably satisfactory in form and substance to counsel for Buyer. Sellers shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to Section 8.2, including without limitation, by providing Buyer with reasonable access to employees and officers (including as witnesses) and other information. Notwithstanding the foregoing, the procedures of Section 9.6 shall apply with respect to any claim for indemnification relating to Taxes.

         8.3 Seller's Claim Basket

         With the exception of Sellers' Claims (a) relating to adjustments of the Purchase Price, or (b) involving fraud by Buyer, Buyer's obligation with respect to indemnity pursuant to this section shall be limited to the extent that the aggregate of such Sellers' Claim must first exceed $10,000 ("Sellers' Claim Basket"), except that any Sellers' Claims covered by insurance of Buyer or the Company, net of any applicable deductible retrorated premiums or premium adjustments, shall not be counted against the Sellers' Claim Basket.

         8.4 Survivability.

         In order for Seller to be entitled to indemnification for a Claim as provided for in Section 8.1, a notice of a Seller's Claim(s) must be submitted to Buyer within the following applicable time limitations:

         (i) a Sellers' Claim must be submitted within one (1) year after the Closing Date;

         (ii) a notice of a Sellers Claim pursuant to Section 8.1(ii) resulting from Buyer's failure to perform or observe any of the terms, provisions, covenants, agreements or conditions of this Agreement must be submitted: (a) within one (1) year after Sellers' actual notice or knowledge of the breach that gives rise to such Sellers' Claim occurs; or (b) prior to the expiration of the applicable statute of limitations which ever shall occur first.

         8.5 Sole and Exclusive Remedy.

         After the Closing, the indemnification provided in this Article 8 shall be the sole and exclusive remedy of Buyer with respect to the matters described in this Article 8 without regard to whether such matter involves claims framed in contract, tort, equity or otherwise.

         9. Post-Closing Covenants.

         9.1 Employment of Operating Stockholders; Auto Leases.

         Contemporaneously with the execution and delivery of this Agreement, the Buyer, Company and Operating Stockholders shall enter into employment agreements substantially in the form of the agreements set forth on SCHEDULE
9.1. Immediately prior to the Closing, the

Company shall assign to the Operating Stockholders, and the Operating Stockholders shall assume, all obligations under those certain auto leases with respect to autos currently provided by the Company to the Operating Stockholders.

         9.2 Operating Changes.

         Until the Second Look Date, Buyer will not take any action for the express purpose of preventing the Company from achieving the EBITDA targets set forth in Sections 3.2.2 and 3.2.3.

         9.3 Confidentiality.

         After the Closing Date, Sellers shall maintain in strict confidence all non-public or confidential information relating to the Company and not disclose to any Person or use any such information.

         9.4 Non Competition.

         Each of Sellers covenants and agrees that, conditional on the occurrence of the Closing, for a period commencing on the Closing Date and expiring on the fourth (4th) anniversary of the Closing Date (the "Restricted Period"), neither it nor any of its affiliates will, directly or indirectly, own, manage, operate, control or engage or participate in the ownership, management, operation or control of, or be connected as a stockholder, agent, partner, joint venture, employee, officer, director, consultant or otherwise with, any business or organization any part of which engages in a business which is competitive with that of the Business or the business of Buyer on the Closing Date (a "Competitive Action"). During the Restricted Period, none of the Sellers nor any affiliate of Sellers, directly or indirectly, will solicit, or in any manner attempt to induce, any officer, executive employee, research and development employee, sales employee or sales agent of the Company (other than family members or relatives) to leave the employ of the Company or to work for Sellers or any of their affiliates. During the Restricted Period, none of the Sellers nor any affiliate of Sellers, directly or indirectly, will solicit, or in any manner attempt to induce, any family members or relatives to leave the employ of the Company or to work for Sellers or any of their affiliates in any business that is competitive with the Business. During the Restricted Period, none of Sellers or any Affiliate of Sellers, directly or indirectly, will solicit, raid, entice, induce or contact, or attempt to solicit, raid entice, induce or contact, any Person that is a customer, supplier or distributor of Buyer or the Company to terminate such Person's contractual or business relationship with Buyer or the Company or directly or indirectly solicit or attempt to solicit the business of, enter into any written or oral agreement with, or otherwise deal with any customers of Buyer or the Company, except in regard to businesses outside the scope of the business of Buyer or the Company on the Closing Date. In the event that the Buyer ascertains the start of a Competitive Action on the part of any such Persons, Buyer shall be entitled to obtain an injunctive relief without any objection from Sellers. The parties further agree that, if a court of competent jurisdiction determines that this covenant is unenforceable in any respect, the remainder of this covenant shall not thereby be affected and shall be given full effect, without regard to any invalid portions, and this covenant may be modified by such court in any necessary respect in order to render it enforceable in its least reduced form. If the courts of any one or more jurisdictions determine that this covenant is unenforceable, it is the intention of Buyer, on the one hand, and Sellers, on the other hand, that such determination no bar or in any way affect Buyer's right to the relief provided above in the courts of any other jurisdiction as to breaches of this covenant in such other respective jurisdiction, it being the intention of Buyer, on the one hand, and Sellers, on the other hand, that this covenant be considered a separate and independent covenant insofar as it relates to each such jurisdiction.

         9.5 Maximum Liability and Offset

         Notwithstanding anything to the contrary, Stockholders' maximum exposure for any liability, including without limitation, any Purchase Price Adjustment and any obligation under Section 7 of this Agreement, shall not exceed, in the aggregate, $3.75 million.

         9.6 Responsibility for Taxes; Cooperation.

         (a) Sellers shall be responsible for and shall pay all Taxes payable with respect to the Company for Pre-Closing Period in excess of reserves for Taxes on the Closing Date Balance Sheet. Buyer shall be responsible for and shall pay all Taxes payable with respect to the Company (and Buyer shall be entitled to any refunds with respect thereto) for periods other than Pre-Closing Periods and any Pre-Closing Periods to the extent such Taxes are of a type reserved against on the Final Closing Date Balance Sheet and then only to the extent of such reserves. To the extent reserved on the Closing Date Balance Sheet, the payment shall be made in accordance with Section 3.2.2.

         (b) Sellers shall provide Buyer, without cost and expense to Buyer, with such assistance as reasonably may be requested by Buyer in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes relating to the Business, the Company and all predecessors (for a period of time not to exceed the greater of ten years after the Closing Date or the applicable statute of limitations in the jurisdiction in which such Taxes are paid, including all extensions) and Buyer shall direct and control all such audits, examinations and proceedings. Sellers shall retain, for a reasonable period of time (but not less than the greater of ten years after the Closing Date or the applicable statute of limitations in the jurisdiction in which such Taxes are paid, including all extensions), and provide Buyer with, any records or information which may be relevant to any such Tax Return, audit or examination, proceedings or determination.

         9.7 Release of Seller Guarantees.

         Promptly following the Closing, Buyer shall cause the Company to pay off its current line of credit with First Union National Bank and shall cause the Stockholders' guarantee thereof to be released. In addition, promptly following the Closing, Buyer shall cause the Company to use its best efforts to obtain a release of any guaranty made by any Seller in favor of Softech with respect to the Company's lease of certain personal property..

         10. Expenses.

         The Buyer, Parent and Sellers shall each pay all of their own respective expenses incurred by or on behalf of each of them in connection with this Agreement and the transactions contemplated hereunder, including, but not limited to, all due diligence, legal and accounting expenses. Sellers shall be responsible for the payment of any and all stock transfer taxes incurred in connection with the transaction contemplated herein.

         11. Miscellaneous.

         11.1 No Third Party Beneficiaries.

         No provision of this Agreement shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Sellers or the Company in respect of continued employment (or resumed employment) with either Buyer or the Company or any of Buyer's or Sellers' Affiliates and no provision of this Agreement shall create any such rights in any such employee or former employee in respect of any benefits that may be provided, directly or indirectly, under any Benefit Plan or any plan or arrangement which may be established by Buyer or the Company. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Sellers, Buyer or any of their respective Affiliates or the Company.

         11.2 Notices.

         Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served either personally or if by overnight carrier. If such notice, demand or other communication is served personally, or by facsimile (with verbal verification of complete receipt), service shall be conclusively deemed made at the time of such personal service or facsimile transmission. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given seventy-two (72) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

If to Sellers:                      Christopher M. Cavallo
                                    1134 Washington Street
                                    Hollywood, Florida 33019

                                    Robin K. Cavallo
                                    1134 Washington Street
                                    Hollywood, Florida 33019

                                    Stefan A. Cavallo
                                    139 East 95th Street
                                    New York, New York 10028

                                    Stephen J. Cavallo
                                    127 East 90th Street
                                    New York, New York  10028

with a copy to:                     Ingber & Ingber
                                    335 Greenwich Avenue
                                    Greenwich, CT 06830
                                    Attn: Clifford J. Ingber, Esq.

If to Buyer or Parent:              Total Information Services, Inc.
                                    C/o The Official Information Company
                                    250 West 57th Street
                                    Suite 2421
                                    New York, New York 10019
                                    Attention:  Brian A. Meyer

Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner provided hereby to the other party or parties hereto.

         11.3 Modifications or Amendments.

         No amendment, change or modification of this Agreement shall be valid unless in writing and signed by all parties hereto.

         11.4 Waiver.

         No reliance upon or waiver of one or more provisions of this Agreement shall constitute a waiver of any other provisions hereof. All waivers must be in writing and signed by the party waiving compliance.

         11.5 Successors and Assigns.

         All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto, and their respective heirs, personal representatives, successors and assigns. Buyer may not assign or delegate any of its duties or obligations under this Agreement without Sellers' consent first obtained, which consent will not be unreasonably withheld (except that Buyer shall be permitted to assign its rights hereunder to its lenders).

         11.6 Separate Counterparts.

         This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument.

         11.7 Further Assurances.

         Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

         11.8 Severability.

         If any provisions of this Agreement are found to be unenforceable or invalid, the remaining provisions shall nevertheless be enforceable and valid. If feasible, the term or provision which is found to be unenforceable or invalid shall be deemed to be modified or limited to the extent necessary to be valid and enforceable.

         11.9 Attorneys' Fees and Costs.

         In the event any action is instituted by a party hereto to enforce any of the terms or provisions hereof, the prevailing party in such action, as determined by the court, shall be entitled to such reasonable fees, costs and expenses at trial, on appeal and in connection with any review.

         11.10 Captions.

         Any captions to the sections of this Agreement are solely for the convenience of the parties and are not a part of this Agreement and shall not be used for the determination of the validity of this Agreement or any provision therefor.

         11.11 Entire Agreement.

         This document, together with any exhibits, schedules or documents attached hereto, or delivered and initialed by the parties in connection herewith, constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes any and all prior agreements with respect to the subject matter hereof.

         11.12 Confidentiality.

         The parties agree that no party shall disclose the existence of any economic and other terms of this Agreement for any purpose, without the prior written consent of the other parties, unless such disclosure is required by law, court order, rule or regulation or is being made to management advisors, any investor or lender (including their respective counsel, tax preparers and advisors) of Buyer, the Company or Sellers.

         11.12. Exclusive Jurisdiction.

         This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Florida, without regard to conflicts of laws and principles. The parties hereto hereby consent to the jurisdiction of any state or federal court located within the County of Broward or County of Dade, State of Florida and irrevocably agree that all actions or proceedings arising out of or relating to this Agreement or the other related documents shall be litigated in such courts. Each of the parties hereto accept for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waive any defense of forum non conveniens, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement. A copy of any process so served shall be mailed by registered mail to each of the parties hereto as provided herein, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by any party refuses to accept service, each hereby agrees that service upon it by registered mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law.

         11.12 Joint Preparation.

         This Agreement was prepared by the joint efforts of the parties and it is agreed that this Agreement shall be construed without consideration as to which party actually drafted this Agreement.

         11.13 Counterparts; Facsimile Signature. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that signature by facsimile shall hereby be deemed an original signature, and fully binding upon the parties hereto.

         11.14. Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing party will use its reasonable best efforts to advise the other party prior to making the disclosure).

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

RECORDS SEARCH, INC.                           ATTEST:

By:
   --------------------------------------      ------------------------------


TOTAL INFORMATION SERVICES, INC.               ATTEST:

By:
   --------------------------------------      ------------------------------


                                               WITNESS:


-----------------------------------------      ------------------------------
CHRISTOPHER M. CAVALLO

                                               WITNESS:


-----------------------------------------      ------------------------------
ROBIN K. CAVALLO

                                               WITNESS:


-----------------------------------------      ------------------------------
STEFAN A. CAVALLO

                                               WITNESS:


-----------------------------------------      ------------------------------
STEPHEN J. CAVALLO